UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

SunEdison, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13828	56-1505767
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13736 Riverport Dr. Maryland Heights, Missouri	63043
(Address of principal executive offices)	(Zip Code)

(314) 770-7300

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Indentures

On May 20, 2015, SunEdison, Inc. (the “Company,” “we” or “our”) issued $450 million aggregate principal amount of 2.625% Convertible Senior notes due June 1, 2023 (the “2023 notes”) under an indenture, dated as of May 20, 2015 (the “2023 Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), and $450 million aggregate principal amount of 3.375% Convertible Senior notes due June 1, 2025 (the “2025 notes” and, together with the 2023 notes, the “notes”) under an indenture, dated as of May 20, 2015 (the “2025 Indenture” and, together with the 2023 Indenture, the “Indentures”), between the Company and the Trustee. The Company offered and sold the notes in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The initial purchasers for the offering (the “Initial Purchasers”) offered and sold the notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The notes and any common stock issuable upon conversion of the notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The 2023 notes will bear interest at a rate of 2.625% per year, payable semiannually in arrears in cash on June 1 and December 1 of each year or, if any such day is not a business day, the immediately following business day, beginning on December 1, 2015. The 2025 notes will bear interest at a rate of 3.375% per year, payable semiannually in arrears on June 1 and December 1 of each year or, if any such day is not a business day, the immediately following business day, beginning on December 1, 2015. The notes are our senior unsecured obligations and will rank equally with all of our existing and future senior unsecured debt and senior to all of our existing and future subordinated debt.

Holders may surrender all or any portion of their notes for conversion at any time until the close of business on the business day immediately preceding March 1, 2023 (in the case of the 2023 notes) or March 1, 2025 (in the case of the 2025 notes) only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending June 30, 2015 if the closing sale price of our common stock, for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter immediately preceding the calendar quarter in which the conversion occurs, is more than 130% of the conversion price of the notes in effect on each applicable trading day; (2) during the five consecutive business day period following any 10 consecutive trading-day period in which the trading price for the 2023 notes or 2025 notes, as applicable, for each such trading day is less than 98% of the closing sale price of our common stock on such trading day multiplied by the applicable conversion rate on such trading day; or (3) upon the occurrence of specified corporate events described in the offering memorandum pertaining to the notes. On and after March 1, 2023 (in the case of the 2023 notes) or March 1, 2025 (in the case of the 2025 notes) and until the close of business on the second scheduled trading day immediately prior to the applicable stated maturity date, holders may surrender all or any portion of their notes for conversion regardless of the foregoing conditions.

Upon conversion we will pay cash, and if applicable, deliver shares of our common stock, based on a “Daily Conversion Value” calculated on a proportionate basis for each “VWAP Trading Day” (each as defined in the Indenture) of the relevant 25 VWAP Trading Day observation period. The initial conversion rate for both the 2023 notes and the 2025 notes will be 25.8705 shares of common stock per $1,000 in principal amount of 2023 notes or 2025 notes, as applicable, in each case equivalent to an initial conversion price of approximately $38.65 per share of common stock. The conversion rate will be subject to adjustment in certain circumstances.

Subject to certain exceptions, holders may require the Company to repurchase, for cash, all or part of their notes upon a “Fundamental Change” (as defined in each of the Indentures) at a price equal to 100% of the principal amount of the notes being repurchased plus any accrued and unpaid interest up to, but excluding, the “Fundamental Change Purchase Date” (as defined in each of the Indentures). In addition, upon a “Make-Whole Fundamental Change” (as defined in each of the Indentures) prior to the maturity date of the notes, we will, in some cases, increase the conversion rate for a holder that elects to convert its notes in connection with such Make-Whole Fundamental Change. The Company may not redeem the notes prior to maturity.

Each of the Indentures contains certain events of default after which the notes of the relevant series may be due and payable immediately. Such events of default include, without limitation, the following: failure to pay interest on any note when due and such failure continues for 30 days; failure to pay any principal of any Note when due and payable at maturity, upon required repurchase, upon acceleration or otherwise; failure to comply with our obligation to convert the notes into cash, our common stock or a combination of cash and our common stock, as applicable, upon exercise of a holder’s conversion right and such failure continues for 5 business days; failure by us to provide timely notice of a fundamental change, make-whole fundamental change or certain distributions; failure in performance or breach of any covenant or agreement by us under each of the Indentures (other than those described above in this paragraph) and such failure or breach continues for 60 days after written notice has been given to us; failure to pay any indebtedness borrowed by us or one of our Significant Subsidiaries (as defined in the Indenture) in an outstanding principal amount in excess of $50 million; failure by us or one of our Significant Subsidiaries to pay, bond or otherwise discharge any judgments or orders in excess of $50 million within 30 days of the entry of such judgment; and certain events in bankruptcy, insolvency or reorganization of the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the heading “Indentures” is incorporated herein by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

As described in Item 1.01 of this Report, which is incorporated herein by reference, and as previously reported on our Current Report on Form 8-K filed with the SEC on May 13, 2015, on May 20, 2015, the Company sold $900 million aggregate principal amount of notes (including $150 million of notes issued pursuant to the Initial Purchasers’ option) to the Initial Purchasers in a private placement pursuant to exemptions from the registration requirements of the Securities Act. The Company offered and sold the notes in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchaser offered and sold the notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The notes and common stock issuable upon conversion of the notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The notes are convertible into cash, shares of the Company’s common stock, or a combination thereof, as described in this Report. The maximum number of shares issuable upon conversion of the notes is 32,596,830, subject to customary anti-dilution adjustments.

The net proceeds from the notes offering are expected to be approximately $863 million, after deducting the Initial Purchasers’ discount and estimated offering expenses.

As previously reported on our Current Report on Form 8-K filed with the SEC on May 13, 2015, the Company entered into privately negotiated exchange agreements (the “exchange agreements”) with a limited number of holders of the Company’s outstanding 2.00% Convertible Senior notes due 2018 (the “2018 notes”) and 2.75% Convertible Senior notes due 2021 (the “2021 notes”). Pursuant to the exchange agreements, the Company exchanged $600 million aggregate principal amount of the outstanding 2018 and 2021 notes ($300 million of the 2018 notes and $300 million of the 2021 notes) for 32,596,830 shares of the Company’s common stock underlying the 2018 and 2021 notes to be exchanged, plus approximately $62.5 million in cash, which represents the accrued and unpaid interest on the 2018 and 2021 notes to the closing date for the exchange as well as exchange inducement payments. These exchanges, and the issuance of shares of the Company’s common stock upon the consummation of these exchanges, may result in the decrease of the market price of the Company’s common stock.

The issuance of Common Stock was made pursuant to the exemption from the registration requirements of the Securities Act, provided by Section 4(2) of the Securities Act, on the basis that the exchange constituted an exchange with existing holders exclusively in privately negotiated transactions.

Item 8.01 Other Events

In connection with the offering of the notes, the Company entered into capped call transactions with four counterparties, including certain of the Initial Purchasers or their affiliates (the “Option Counterparties”).

Funding of the capped call transactions occurred on May 20, 2015. The capped call transactions cover, subject to customary anti-dilution adjustments, the number of shares of the Company’s common stock initially underlying the notes, at a strike price that corresponds to the initial conversion price of the notes, also subject to adjustment. The capped call transactions are expected generally to reduce the potential dilution with respect to the Company’s common stock upon conversion of the notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, upon any conversion of notes in the event that the market price of the Company’s common stock is greater than the strike price of the capped call transactions, with such reduction of potential dilution or offset of cash payments subject to a cap based on the cap price of the capped call transactions. The cap price of the capped call transactions is initially approximately $62.12 per share, which is approximately 125% above the closing sale price of the Company’s common stock on May 12, 2015. The Company paid an aggregate of approximately $123 million to the Option Counterparties for the capped call transactions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1	2023 Notes Indenture, dated as of May 20, 2015, between the Company and Wilmington Trust, National Association, as trustee.

4.2	2025 Notes Indenture, dated as of May 20, 2015, between the Company and Wilmington Trust, National Association, as trustee.

4.3	Form of 2.625% Convertible Senior notes due June 1, 2023 (as set forth in Exhibit A to the 2023 notes Indenture incorporated by reference herein).

4.4	Form of 3.375% Convertible Senior notes due June 1, 2025 (as set forth in Exhibit A to the 2025 notes Indenture incorporated by reference herein).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNEDISON, INC.

Date: May 20, 2015	By:	/s/ Martin H. Truong
Martin H. Truong
		Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

4.1	2023 Notes Indenture, dated as of May 20, 2015, between the Company and Wilmington Trust, National Association, as trustee.

4.2	2025 Notes Indenture, dated as of May 20, 2015, between the Company and Wilmington Trust, National Association, as trustee.

4.3	Form of 2.625% Convertible Senior notes due June 1, 2023 (as set forth in Exhibit A to the 2023 notes Indenture incorporated by reference herein).

4.4	Form of 3.375% Convertible Senior notes due June 1, 2025 (as set forth in Exhibit A to the 2025 notes Indenture incorporated by reference herein).